EXHIBIT 99.1

KATE SPADE & COMPANY REPORTS THIRD QUARTER 2014 RESULTS

•                 Net sales increased 30% to $250 million and year to date net sales increased 40% to $740 million

•                 Adjusted EBITDA, net of foreign transaction currency adjustments, increased 69% to $21 million compared to prior year comparable adjusted EBITDA

•                 Increased full year 2014 Adjusted EBITDA guidance to a range of $130 million - $140 million; states 2016 Adjusted EBITDA margin target of 18% - 20%, including corporate costs

•                 Direct to consumer comparable sales growth of 15%; increased full year 2014 direct to consumer comparable sales growth guidance to a range of 19% to 21%

New York, NY – November 6th, 2014 – Kate Spade & Company (NYSE:KATE) today announced results for the third quarter ended October 4, 2014.

Net sales for the third quarter of 2014, were $250 million, an increase of $58 million, or 30.0%, from the comparable 2013 period, reflecting increases of 36.4% in the Kate Spade North America segment and 32.8% in the Kate Spade International segment, partially offset by a decrease in net sales in the Adelington Design Group segment.

Adjusted EBITDA, net of foreign currency transaction adjustments, was $21 million for the third quarter of 2014, compared to $11 million for the third quarter of 2013. Comparable adjusted EBITDA, net of foreign currency transaction adjustments, was $12 million for the third quarter of 2013.

For the third quarter of 2014 on a GAAP basis, income from continuing operations, was $3 million, or $0.02 per diluted share, compared to a loss from continuing operations of ($14) million, or ($0.12) per share, for the third quarter of 2013. Adjusted loss per share from continuing operations in the third quarter of 2014 was flat, compared to adjusted loss per share of ($0.05) in the third quarter of 2013.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said:  “This quarter, we made great strides against our strategic plan for growth.  We achieved impressive topline growth results both in the U.S. and globally, with net sales of $250 million, a 30% increase over the same time period last year, as well as adjusted EBITDA of $21 million, an increase of 69% from comparable adjusted EBITDA last year.  We also exceeded our comp growth expectations this quarter and continue to drive these results while remaining focused on building quality of sale.”

Mr. Leavitt concluded: “Looking ahead, we will continue to progress along our two axes of growth – product category expansion and geographic expansion – while prioritizing initiatives to expand margins and generate solid results.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added:  “I’m particularly pleased with Kate Spade & Company’s strong momentum across our principal geographies, as well as our overall productivity this quarter. We saw positive growth from store openings in North America and internationally, increasing our average retail square footage by 47% and 34% respectively, compared to third quarter of last year. We also achieved comparable store productivity of $1,507 per square foot over the last twelve months. In addition, we see significant opportunities for new product categories, wholesale expansion and continued growth in global eCommerce as we continue to reach our customers in more places and focus on our channel-agnostic approach to our business.”

Net sales for the first nine months of 2014 were $740 million, an increase of $212 million, or 40.2%, from the comparable 2013 period, including an $18 million benefit associated with the additional week in 2014. Adjusted EBITDA, net of foreign currency transaction adjustments, was $70 million for the first nine months of 2014, compared to $22 million for the first nine months of 2013. Comparable Adjusted EBITDA, net of foreign currency transaction adjustments, was $31 million for the first nine months of 2013.  For the first nine months of 2014, the Company recorded a loss from continuing operations of ($50) million, or ($0.40) per share, compared to a loss from continuing operations for the first nine months of 2013 of ($61) million, or ($0.51) per share. Adjusted earnings per diluted share from continuing operations in the first nine months of 2014 was flat compared to an adjusted loss per share from continuing operations of ($0.23) in the first nine months of 2013.

The adjusted results for the third quarter 2014 and 2013, as well as forward-looking targets, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, losses on extinguishment of debt, impairment of intangible asset in 2013, impairment of cost investment in 2013 and non-cash write-offs of debt issuance costs. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. We present Adjusted EBITDA, which we define as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals and non-cash share-based compensation expense. We also present Adjusted EBITDA, net of foreign currency transaction adjustments, which is Adjusted EBITDA further adjusted to exclude unrealized and certain realized foreign currency transaction adjustments, net. We also present Comparable Adjusted results (including Comparable Adjusted SG&A expense and operating income (loss)), which we use to measure our performance after giving effect to certain corporate cost savings. Comparable Adjusted SG&A, operating income (loss) and EBITDA are calculated by starting with adjusted results (which already exclude charges related to streamlining initiatives, brand-exiting activities and acquisition related costs) and includes adjustments to reflect the anticipated impact resulting from the Juicy Couture and Lucky Brand divestitures to show 2013 on a comparable basis to 2014. The annualized Corporate Adjusted EBITDA of ($53) million is consistent with our previously provided 2014 guidance for Corporate Adjusted EBITDA of ($50) to ($55) million, which includes estimated amounts to be billed under the Transition Services Agreement (“TSA”) for Lucky Brand and assumes ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the TSA for a period of up to 24 months thereafter. We present the above-described Adjusted EBITDA measures because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments. In connection with the decision to disaggregate the Company’s reportable segments, the cost of all corporate departments that serve the respective segment are fully allocated. We do not allocate amounts reported below Operating income (loss) to our reportable segments, other than equity income (loss) in our equity method investee. Our definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The Company will host a conference call at 8:30 am Eastern time today to discuss its results for the third quarter of 2014. The dial-in number is 1-888-694-4676 with pass code 22619241. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the third quarter 2014, to be filed with the Securities and Exchange Commission.

THIRD QUARTER RESULTS

Presentation of Segments

During the second quarter of 2014, the Company determined it would disaggregate its former Kate Spade reportable segment into two reportable segments, Kate Spade North America and Kate Spade International. The Company operates its kate spade new york, Kate Spade Saturday and Jack Spade brands through one operating segment in North America and four operating segments internationally, Japan, Southeast Asia, Europe and South America. The Company’s Adelington Design Group reportable segment is also an operating segment. As such, the Company configured its operations into the following three reportable segments:

•                  Kate Spade North America segment – consists of the Company’s kate spade new york, Kate Spade Saturday and Jack Spade brands in North America.

•                  Kate Spade International segment – consists of the Company’s kate spade new york, Kate Spade Saturday and Jack Spade brands in International markets (principally in Japan, Southeast Asia, Europe and South America).

•                  Adelington Design Group segment – consists of: (i) exclusive arrangements to supply jewelry for the Liz Claiborne and Monet brands; (ii) the wholesale non-apparel operations of the Trifari brand and licensed Kensie brand; (iii) the wholesale apparel and wholesale non-apparel operations of the licensed Lizwear brand and other brands; and (iv) the licensed Liz Claiborne New York brand.

Overall Results

Net sales from continuing operations for the third quarter of 2014 were $250 million, an increase of $58 million, or 30.0% from the third quarter of 2013, reflecting increases in the Kate Spade North America and Kate Spade International segments, partially offset by a decrease in net sales in the Adelington Design Group segment.

Gross profit as a percentage of net sales increased to 62.8% in the third quarter of 2014, compared to 61.4% in the comparable 2013 period, including the benefit of the shift of the Fourth of July holiday and our semi-annual sale into second quarter of 2014 and controlled promotional activity in the quarter.

Selling, general & administrative expenses increased $38 million, or 32.3%, to $154 million in the third quarter of 2014 compared to the third quarter of 2013.

Interest expense, net decreased to $2 million in the third quarter of 2014, compared to $12 million in the third quarter of 2013.

Debt decreased to $409 million compared to $529 million in the third quarter 2013. We ended the third quarter of 2014 with $123 million in cash and cash equivalents and marketable securities, compared to $7 million at the end of the third quarter of 2013.

Performance Highlights

Total Kate Spade comparable direct-to-consumer net sales, including e-commerce, increased by 15.2% in the third quarter of 2014; excluding e-commerce net sales, comparable direct-to-consumer net sales increased by 13.2%. Sales per square foot for comparable stores for the latest twelve months were $1,507.

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below:

Kate Spade North America

Net sales for Kate Spade North America were $193 million, a 36.4% increase compared to 2013, driven primarily by kate spade new york.

Store counts and key operating metrics are as follows:

—        We ended the quarter with 98 specialty retail stores and 57 outlet stores, reflecting the net addition over the last 12 months of 21 specialty retail stores and 18 outlet stores;  and

—        Average retail square footage in the third quarter of 2014 was approximately 332 thousand square feet, a 47.0% increase compared to 2013.

Kate Spade North America Segment Adjusted EBITDA in the third quarter of 2014 was $21 million (11.0% of net sales), compared to Segment Adjusted EBITDA of $10 million (7.3% of net sales) in the third quarter of 2013. Comparable Adjusted EBITDA was $11 million (8.1% of net sales) in the third quarter of 2013.

Kate Spade International

Net sales for Kate Spade International were $51 million, a 32.8% increase compared to 2013, primarily driven by our operations in Japan and Southeast Asia.

Store counts and key operating metrics are as follows:

—        We ended the quarter with 43 specialty retail stores, 11 outlet stores and 50 concessions, reflecting the net addition over the last 12 months of 7 specialty retail stores, 1 outlet store and 7 concessions and the acquisition of 6 specialty retail stores, 1 outlet store and 2 concessions; and

—        Average retail square footage in the third quarter of 2014 was approximately 96 thousand square feet, a 33.7% increase compared to 2013.

Kate Spade International Segment Adjusted EBITDA was ($1) million in the third quarter of 2014 and the third quarter of 2013 ((2.6)% and (1.7)% of net sales, respectively). Comparable Adjusted EBITDA was $(1) million ((1.5)% of net sales) in the third quarter of 2013.

Adelington Design Group

Net sales for the Adelington Design Group segment were $7 million, a 48.6% decrease compared to 2013, reflecting:

—      A $4 million decrease related to the licensed Liz Claiborne and Monet brands;

—      A net $2 million decrease related to the Liz Claiborne New York and private label jewelry businesses; and

—      A $1 million decrease due to the expiration of our former Dana Buchman brand supplier agreement.

Adelington Design Group Segment Adjusted EBITDA in the third quarter was $1 million (15.5% of net sales), compared to Segment Adjusted EBITDA of $3 million (25.3% of net sales) in the third quarter of 2013. Comparable Adjusted EBITDA was $3 million (25.8% of net sales) in the third quarter of 2013.

About Kate Spade & Company

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel under three global, multichannel lifestyle brands: kate spade new york, Kate Spade Saturday and Jack Spade. With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission, our Form 10-Q, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transition to a mono-brand business centered on the KATE SPADE family of brands, including our ability to successfully complete the transition of our management and operations; our ability to operate as a mono-brand business and to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, such as India, Russia, Southeast Asia, and South America, as well as continued expansion in China, Japan and Brazil, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to achieve the business plan for our KATE SPADE SATURDAY business, including our ability to attract new customers and achieve margin targets; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand the KATE SPADE family of brands into new product categories; our ability to successfully implement our marketing initiatives; risks associated with the sale of the Lucky Brand business, including collection of the full amount of principal and interest due and owing pursuant to a three year note issued by Lucky Brand Dungarees, LLC, an affiliate of Leonard Green & Partners, L.P., to us as partial consideration for the purchase of the Lucky Brand business and compliance with our transition service requirements; risks associated with the sale of the Juicy Couture intellectual property to Authentic Brands Group, including our ability to complete the transition plan for the Juicy Couture business in a satisfactory manner and to manage the remaining associated transition costs, the impact of the transition plan and the announced future plans for the Juicy Couture brand on our relationships with our employees, our major customers, vendors and landlords and unanticipated expenses and charges that may occur as a result of the transition plan and the announced future plans for the Juicy Couture brand, such as litigation risks, including litigation regarding employment and workers’ compensation; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE businesses in Japan and Southeast Asia and the risks associated with such operations, including with respect to the conclusion of transition services provided by our former operating partners; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the KATE SPADE and Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party e-commerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft;  our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013, filed with the SEC, and Quarterly Report on Form 10-Q for the quarterly period ended October 4, 2014, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:	Media Contact:
Priya Trivedi	Emily Garbaccio
Vice President, Finance & Treasurer	Vice President, Communications
Kate Spade & Company	Kate Spade & Company
201.295.6110	212.739.6552
ptrivedi@katespade.com	egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended			Three Months Ended
	October 4, 2014	% of		September 28, 2013	% of
	(13 Weeks)	Sales		(13 Weeks)	Sales

Net Sales	$250,417	100.0%		$192,612	100.0%
Cost of goods sold	93,103	37.2%		74,390	38.6%
Gross Profit	157,314	62.8%		118,222	61.4%
Selling, general & administrative expenses	153,767	61.4%		116,251	60.4%
Impairment of intangible asset	-	-		3,300	1.7%
Operating Income (Loss)	3,547	1.4%		(1,329)	(0.7	) %
Other (expense) income, net	(1,805)	(0.7	) %	893	0.5%
Loss on extinguishment of debt	-	-		(599)	(0.3	) %
Interest expense, net	(2,189)	(0.9	) %	(12,117)	(6.3	) %
Loss Before (Benefit) Provision for Income Taxes	(447)	(0.2	) %	(13,152)	(6.8	) %
(Benefit) provision for income taxes	(3,070)	(1.2	) %	1,013	0.5%
Income (Loss) from Continuing Operations	2,623	1.0%		(14,165)	(7.4	) %
Discontinued operations, net of income taxes	(11,753)			(2,701)
Net Loss	$(9,130)			$(16,866)

Earnings per Share:
Basic
Income (Loss) from Continuing Operations	$0.02			$(0.12)
Net Loss	$(0.07)			$(0.14)

Diluted
Income (Loss) from Continuing Operations	$0.02			$(0.12)
Net Loss	$(0.07)			$(0.14)

Weighted Average Shares, Basic (a)	126,971			122,396
Weighted Average Shares, Diluted (a)	127,610			122,396

__________

(a)              Because the Company incurred a loss from continuing operations for the three months ended September 28, 2013, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Nine Months Ended			Nine Months Ended
	October 4, 2014	% of		September 28, 2013	% of
	(40 Weeks)	Sales		(39 Weeks)	Sales

Net Sales	$740,029	100.0%		$527,942	100.0%
Cost of goods sold	289,982	39.2%		201,146	38.1%
Gross Profit	450,047	60.8%		326,796	61.9%
Selling, general & administrative expenses	463,499	62.6%		336,450	63.7%
Impairment of intangible asset	-	-		3,300	0.6%
Operating Loss	(13,452)	(1.8	) %	(12,954)	(2.5	) %
Other expense, net	(1,717)	(0.2	) %	(1,809)	(0.3	) %
Impairment of cost investment	-	-		(6,109)	(1.2	) %
Loss on extinguishment of debt	(16,914)	(2.3	) %	(1,707)	(0.3	) %
Interest expense, net	(18,185)	(2.5	) %	(35,877)	(6.8	) %
Loss Before (Benefit) Provision for Income Taxes	(50,268)	(6.8	) %	(58,456)	(11.1	) %
(Benefit) provision for income taxes	(500)	(0.1	) %	3,042	0.6%
Loss from Continuing Operations	(49,768)	(6.7	) %	(61,498)	(11.6	) %
Discontinued operations, net of income taxes	82,404			(50,679)
Net Income (Loss)	$32,636			$(112,177)

Earnings per Share:
Basic and Diluted
Loss from Continuing Operations	$(0.40)			$(0.51)
Net Income (Loss)	$0.26			$(0.93)

Weighted Average Shares, Basic and Diluted (a)	125,972			120,480

__________

(a)              Because the Company incurred a loss from continuing operations for the nine months ended October 4, 2014 and September 28, 2013, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	October 4, 2014	September 28, 2013
Assets
Current Assets:
Cash and cash equivalents	$123,334	$6,832
Accounts receivable - trade, net	62,275	121,833
Inventories, net	220,725	310,638
Other current assets	40,446	59,652
Total current assets	446,780	498,955

Property and Equipment, Net	176,359	244,471
Goodwill	68,871	52,679
Intangibles, Net	92,689	122,602
Note Receivable	87,853	-
Other Assets	33,094	38,305
Total Assets	$905,646	$957,012

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Short-term borrowings	$7,446	$137,440
Other current liabilities	263,712	428,450
Total current liabilities	271,158	565,890

Long-Term Debt	401,351	391,279
Other Non-Current Liabilities	162,971	220,558
Stockholders’ Equity (Deficit)	70,166	(220,715)
Total Liabilities and Stockholders’ Equity (Deficit)	$905,646	$957,012

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Nine Months Ended
	October 4, 2014	September 28, 2013
	(40 Weeks)	(39 Weeks)

Cash Flows from Operating Activities:
Net income (loss)	$32,636	$(112,177)
Adjustments to arrive at loss from continuing operations	(82,404)	50,679
Loss from continuing operations	(49,768)	(61,498)

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	39,240	27,311
Impairment of intangible asset	-	3,300
Loss on asset disposals and impairments, including streamlining initiatives, net	2,653	7,928
Share-based compensation	31,772	3,756
Loss on extinguishment of debt	16,914	1,707
Foreign currency losses, net	2,287	7,192
Other, net	1,358	1,051
Changes in assets and liabilities:
Decrease in accounts receivable - trade, net	2,324	6,327
Increase in inventories, net	(82,144)	(49,557)
Increase in other current and non-current assets	(8,759)	(15,994)
Increase in accounts payable	9,071	23,622
Decrease in accrued expenses and other non-current liabilities	(22,522)	(15,220)
Net change in income tax assets and liabilities	(174)	3,099
Net cash used in operating activities of discontinued operations	(17,823)	(65,198)
Net cash used in operating activities	(75,571)	(122,174)

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	-	20,264
Purchases of property and equipment	(67,534)	(46,225)
Payments for in-store merchandise shops	(4,318)	(1,621)
Payments for purchases of businesses	(32,268)	-
Investments in and advances to equity investee	-	(5,500)
Net proceeds from disposition	-	4,000
Other, net	(30)	372
Net cash provided by (used in) investing activities of discontinued operations	137,922	(34,925)
Net cash provided by (used in) investing activities	33,772	(63,635)

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	5,063	495,696
Repayment of borrowings under revolving credit agreement	(4,960)	(359,543)
Proceeds from capital lease	-	8,673
Principal payments under capital lease obligations	(303)	(3,747)
Proceeds from issuance of Term Loan	398,000	-
Repayment of Senior Notes	(390,693)	-
Repayment of Term Loan	(1,000)	-
Proceeds from exercise of stock options	41,410	2,326
Payment of deferred financing fees	(9,282)	(5,271)
Net cash provided by financing activities	38,235	138,134

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(3,324)	(4,895)

Net Change in Cash and Cash Equivalents	(6,888)	(52,570)
Cash and Cash Equivalents at Beginning of Period	130,222	59,402
Cash and Cash Equivalents at End of Period	$123,334	$6,832

KATE SPADE & COMPANY

SEGMENT REPORTING

(All amounts in thousands)

		Segment	% of

	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended October 4, 2014 (13 Weeks)
KATE SPADE North America	$192,886	$21,130	11.0%
KATE SPADE International (b)	50,906	(1,346)	(2.6)%
Adelington Design Group	6,625	1,030	15.5%
Other (c)	-	(90)	-
Total - Reportable Segments	$250,417

		Segment	% of

	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended September 28, 2013 (13 Weeks)
KATE SPADE North America	$141,383	$10,253	7.3%
KATE SPADE International (b)	38,344	(666)	(1.7)%
Adelington Design Group	12,885	3,260	25.3%
Other (c)	-	(2,097)	-
Total - Reportable Segments	$192,612

		Segment	% of

	Net Sales	Adjusted EBITDA (a)	Sales
Nine Months Ended October 4, 2014 (40 Weeks)
KATE SPADE North America	$565,021	$69,614	12.3%
KATE SPADE International (b)	153,512	81	0.1%
Adelington Design Group	21,496	1,020	4.7%
Other (c)	-	(685)	-
Total - Reportable Segments	$740,029

		Segment	% of

	Net Sales	Adjusted EBITDA (a)	Sales
Nine Months Ended September 28, 2013 (39 Weeks)
KATE SPADE North America	$380,588	$20,550	5.4%
KATE SPADE International (b)	106,897	(614)	(0.6)%
Adelington Design Group	40,457	7,337	18.1%
Other (c)	-	(4,779)	-
Total - Reportable Segments	$527,942

(a)              Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  In connection with the decision to disaggregate the Company’s reportable segments, the costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than equity income (loss) in its equity method investee. Refer to the table entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)             Amounts include equity in the losses of equity method investee of $1,185 and $421 for the three months ended October 4, 2014 and September 28, 2013, respectively, and $1,358 and $983 for the nine months ended October 4, 2014 and September 28, 2013, respectively.

(c)              Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

(Unaudited)

The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments; and (ii) Income (Loss) from Continuing Operations.

	Three Months Ended		Nine Months Ended
	October 4, 2014	September 28, 2013	October 4, 2014	September 28, 2013
	(13 Weeks)	(13 Weeks)	(40 Weeks)	(39 Weeks)

Segment Adjusted EBITDA:
KATE SPADE North America	$21,130	$10,253	$69,614	$20,550
KATE SPADE International	(1,346)	(666)	81	(614)
Adelington Design Group	1,030	3,260	1,020	7,337
Other (a)	(90)	(2,097)	(685)	(4,779)

Total Reportable Segments Adjusted EBITDA	20,724	10,750	70,030	22,494
Other (expense) income (b)	(620)	1,314	(359)	(826)
Less: Foreign currency transaction adjustments, net	979	(963)	615	272
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	21,083	11,101	70,286	21,940

Foreign currency transaction adjustments, net	(979)	963	(615)	(272)
Depreciation and amortization, net (c)	(11,752)	(8,330)	(34,033)	(24,015)
Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs and loss on asset disposals and impairments, net	(870)	(2,758)	(19,035)	(8,660)
Share-based compensation (d)	(5,740)	(1,412)	(31,772)	(3,756)
Loss on extinguishment of debt	-	(599)	(16,914)	(1,707)
Impairment of cost investment	-	-	-	(6,109)
Interest expense, net	(2,189)	(12,117)	(18,185)	(35,877)
(Benefit) provision for income taxes	(3,070)	1,013	(500)	3,042
Income (Loss) from Continuing Operations	$2,623	$(14,165)	$(49,768)	$(61,498)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$11,101		$21,940
Corporate Adjustments (e)		1,358		9,016
Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$12,459		$30,956

Net Sales	$250,417	$192,612	$740,029	$527,942
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	$21,083	$11,101	$70,286	$21,940
	8.4%	5.8%	9.5%	4.2%

Net Sales		$192,612		$527,942
Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$12,459		$30,956
		6.5%		5.9%

(a)              Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

(b)             Amounts do not include equity in the losses of equity method investee of $1,185 and $421 for the three months ended October 4, 2014 and September 28, 2013, respectively, and $1,358 and $983 for the nine months ended October 4, 2014 and September 28, 2013, respectively.

(c)              Excludes amortization included in Interest expense, net.

(d)             Includes share-based compensation expense of $0.3 million and $17.2 million in the three and nine months ended October 4, 2014, respectively, that was classified as restructuring.

(e)              Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Unaudited)

The following tables provide reconciliations of (i) Income (Loss) from Continuing Operations to Adjusted (Loss) Income from Continuing Operations (a) and (ii) Operating Income (Loss) to Adjusted (Loss) Income from Continuing Operations (a):

	Three Months Ended		Nine Months Ended
	October 4, 2014	September 28, 2013	October 4, 2014	September 28, 2013
	(13 Weeks)	(13 Weeks)	(40 Weeks)	(39 Weeks)

Income (Loss) from Continuing Operations	$2,623	$(14,165)	$(49,768)	$(61,498)
Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	824	(555)	34,814	5,050

Impairment of intangible asset	-	3,300	-	3,300

Write-off of debt issuance costs (c)	-	-	3,004	-

Loss on extinguishment of debt	-	599	16,914	1,707
Impairment of cost investment	-	-	-	6,109
(Provision) benefit for income taxes	(4,021)	4,136	(4,425)	17,402
Adjusted (Loss) Income from Continuing Operations (a)	$(574)	$(6,685)	$539	$(27,930)

Operating Income (Loss)	$3,547	$(1,329)	$(13,452)	$(12,954)
Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	824	(555)	34,814	5,050

Write-off of debt issuance costs included in Selling, general & administrative expenses (d)	-	-	702	-

Impairment of intangible asset	-	3,300	-	3,300

Adjusted Operating Income (Loss) (a)	4,371	1,416	22,064	(4,604)

Adjusted interest expense, net (e)	(2,189)	(12,117)	(15,883)	(35,877)
Other (expense) income, net	(1,805)	893	(1,717)	(1,809)
Provision (benefit) for income taxes (f)	951	(3,123)	3,925	(14,360)

Adjusted (Loss) Income from Continuing Operations (a)	$(574)	$(6,685)	$539	$(27,930)

Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations (a)(g)	$-	$(0.05)	$-	$(0.23)

  (a)          Adjusted Operating Income (Loss) excludes streamlining initiatives, brand-exiting activities and acquisition related costs.  In addition to those items, Adjusted (Loss) Income from Continuing Operations and Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations exclude impairment of intangible asset, impairment of cost investment, loss on extinguishment of debt and non-cash write-offs of debt issuance costs.

  (b)         During the three and nine months ended October 4, 2014 and September 28, 2013, the Company recorded expenses related to its streamlining initiatives, brand-exiting activities and acquisition related costs as follows:

	Three Months Ended		Nine Months Ended
	October 4, 2014	September 28, 2013	October 4, 2014	September 28, 2013
	(13 Weeks)	(13 Weeks)	(40 Weeks)	(39 Weeks)

Payroll, contract termination costs, asset write-downs and other costs:
KATE SPADE North America	$23	$(383)	$3,178	$528
Adelington Design Group	6	(227)	222	164
Other (h)	1,105	(438)	31,579	2,620

Store closure, other brand-exiting and acquisition related costs:
KATE SPADE North America	242	(12)	765	1,171
Adelington Design Group	-	-	(14)	135
Other (h)	(552)	505	(916)	432
	$824	$(555)	$34,814	$5,050

  (c)          Represents a non-cash write-off of debt issuance costs associated with the ABL facility for the nine months ended October 4, 2014.

  (d)         Represents the portion of the non-cash write-off of debt issuance costs associated with the ABL facility attributable to SG&A for the nine months ended October 4, 2014.

  (e)          Excludes a $2,302 non-cash write-off of debt issuance costs associated with the ABL facility for the nine months ended October 4, 2014.

  (f)           Reflects a normalized tax rate based on estimated adjusted pretax income (loss).

  (g)          Adjusted diluted earnings per share for the nine months ended October 4, 2014 are based on 126,760 shares outstanding. As the Company incurred an adjusted loss from continuing operations for the three months ended October 4, 2014 and the three and nine months ended September 28, 2013, all potentially dilutive shares are antidilutive. As such, basic and diluted weighted average shares outstanding are equal for such periods.

  (h)         Other consists of: (i) Juicy Couture and Lucky Brand restructuring charges principally related to distribution functions that are not directly attributable to Juicy Couture or Lucky Brand and therefore have not been included in discontinued operations; and (ii) unallocated corporate restructuring costs.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	As Reported (a)	Streamlining Initiatives & Brand- Exiting Activities and Impairment of Intangible Asset (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Three Months Ended September 28, 2013 (13 Weeks)
Total Net Sales	$192,612		$192,612		$192,612
KATE SPADE North America	141,383		141,383		141,383
KATE SPADE International	38,344		38,344		38,344
Adelington Design Group	12,885		12,885		12,885

Gross Profit	118,222		118,222		118,222

SG&A (d)	119,551	$(2,745)	116,806	$(1,358)	115,448

Operating (Loss) Income	$(1,329)	$2,745	$1,416	$1,358	$2,774

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			8,343		8,343
Share-based compensation			1,412		1,412
Other expense, net (f)			(70)		(70)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$11,101	$1,358	$12,459

Segment Adjusted EBITDA:
KATE SPADE North America			$10,253	$1,200	$11,453
KATE SPADE International			(666)	94	(572)
Adelington Design Group			3,260	64	3,324
Other			(1,746)	-	(1,746)
			$11,101	$1,358	$12,459

Reconciliation to Loss from Continuing Operations:
Operating loss, per above	$(1,329)
Other income, net	893
Loss on extinguishment of debt	(599)
Interest expense, net	(12,117)
Provision for income taxes	1,013
Loss from Continuing Operations	$(14,165)

_______________

(a)     Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)    Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs and a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(c)     Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)    Reported amount includes a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(e)     Excludes amortization included in Interest expense, net.

(f)      Amount is net of foreign currency transaction adjustments of $(963).

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	As Reported (a)	Streamlining Initiatives & Brand- Exiting Activities and Impairment of Intangible Asset (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Nine Months Ended September 28, 2013 (39 Weeks)
Total Net Sales	$527,942		$527,942		$527,942
KATE SPADE North America	380,588		380,588		380,588
KATE SPADE International	106,897		106,897		106,897
Adelington Design Group	40,457		40,457		40,457

Gross Profit	326,796		326,796		326,796

SG&A (d)	339,750	$(8,350)	331,400	$(9,016)	322,384

Operating (Loss) Income	$(12,954)	$8,350	$(4,604)	$9,016	$4,412

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			24,325		24,325
Share-based compensation			3,756		3,756
Other expense, net (f)			(1,537)		(1,537)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$21,940	$9,016	$30,956

Segment Adjusted EBITDA:
KATE SPADE North America			$20,550	$7,970	$28,520
KATE SPADE International			(614)	622	8
Adelington Design Group			7,337	424	7,761
Other			(5,333)	-	(5,333)
			$21,940	$9,016	$30,956

Reconciliation to Loss from Continuing Operations:
Operating loss, per above	$(12,954)
Other expense, net	(1,809)
Impairment of cost investment	(6,109)
Loss on extinguishment of debt	(1,707)
Interest expense, net	(35,877)
Provision for income taxes	3,042
Loss from Continuing Operations	$(61,498)

_______________

(a)     Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)    Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs and a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(c)     Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)    Reported amount includes a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(e)     Excludes amortization included in Interest expense, net.

(f)      Amount is net of foreign currency transaction adjustments of $272.